EXHIBIT 10.5

GE ENGINE SERVICES

CFM56-7

MAINTENANCE COST PER HOURSM (“MCPHSM”)

ENGINE SERVICE AGREEMENT

Between

AirTran Airways

And

GE Engine Services, Inc.

Reference Number ESI-03-0096D

Dated August 6, 2003

PROPRIETARY INFORMATION NOTICE

The information contained in this document is GE Engine Services, Inc. (“GE”) Proprietary Information and is disclosed in confidence. It is the property of GE and shall not be used, disclosed to others or reproduced without the express written consent of GE. If consent is given for reproduction in whole or in part, this notice and the notice set forth on each page of this document shall appear in any such reproduction. U.S. export control laws may also control the information contained in this document. Unauthorized export or re-export is prohibited.

TABLE OF CONTENTS

Article	Subject	Page

1	Definitions	3
2	Term	7
3	MCPH Program Procedures	8
4	Supplemental Work	11
5	Customer Obligations	12
6	Delivery, Redelivery, and Governmental Authorization	14
7	Parts Replacement Procedures	15
8	Repair Stations and Subcontracted Services	16
9	Pricing	16
10	Invoices and Payment	16
11	Limitation of Liability	18
12	Excusable Delay	18
13	Notices	19
14	Taxes and Other Charges	19
15	Dispute Resolution, Arbitration	19
16	Termination	20
17	Non Disclosure of Proprietary Data	21
18	Warranty	22
19	General Provisions	23
	Signatures	25
Exhibits

Exhibit A	Pricing	26
Schedule 1	Fixed Price Labor Schedule	31
Schedule 2	Bench Stock	32
Exhibit B	Repair Stations	33
Exhibit C	Aircraft and Engine Serial Numbers/Aircraft Delivery Schedule	34
Exhibit D	Pricing Sensitivity Matrix	35
Exhibit E	Warranty Assignment Letter	36
Exhibit F	Line Replaceable Units	37

CFM56-7 MAINTENANCE COST PER HOURSM (“MCPHSM”)

ENGINE SERVICE AGREEMENT

THIS ENGINE MAINTENANCE AGREEMENT is made as of this      day of             , 2003 (“Effective Date”), by and between AirTran Airways, having its principal place of business at 9955Airtran Boulevard, Orlando, FL 32827 (“Customer”) and GE Engine Services, Inc., having its principal place of business at One Neumann Way, Cincinnati, OH 45215 (“GE”).

RECITALS

WHEREAS, GE maintains and operates Repair Stations for the servicing, repair, maintenance, and functional testing of aircraft engines, and engine modules, assemblies, subassemblies, controls and accessories, and parts thereof;

WHEREAS, Customer requires repair, overhaul or servicing of CFM56-7 series aircraft engines, and engine modules, assemblies, subassemblies, controls and accessories, and parts thereof; and

WHEREAS, GE agrees to provide certain Services on Customer’s Equipment, as defined below, subject to the terms of this Agreement.

NOW, THEREFORE, and in consideration of the mutual promises and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1 DEFINITIONS

Definitions. Capitalized terms used in the recitals and elsewhere in the Agreement but not otherwise defined in this Agreement shall have the following meanings:

“Agreement” shall mean this Engine Service Agreement, as the same may be amended or supplemented from time to time.

“Aircraft Accident” means an occurrence associated with the operation of an aircraft which takes place between the time any person boards the aircraft with the intention of flight until such time as all such persons have disembarked, and in which any person suffers a fatal injury or serious injury as a result of being in or upon the aircraft or by direct contact with the aircraft or anything attached to the aircraft, or in which the aircraft receives substantial damage.

“Aircraft Incident” means an occurrence, other than an Aircraft Accident, associated with the operation of an aircraft that affects or could affect the safety of operations and that is investigated and reported.

“Airworthiness Directive” or “AD” shall mean a document issued by the Approved Aviation Authority having jurisdiction over the Engines, identifying an unsafe condition relating to such Engines and, as appropriate, prescribing inspections and the conditions and limitations, if any, under which the Engines may continue to operate.

“Approved Aviation Authority” shall mean, as applicable, the Federal Aviation Administration of the United States (“FAA”).

“Base Price” shall mean an MCPH Rate stated in Base Year Dollars.

“Base Year” shall mean the calendar year in which the Base Price is applicable and is the baseline from which adjustment for fluctuation in the economy is made.

“Bench Stock” shall mean those expendable or consumable items routinely replaced during the inspection, repair or maintenance of Equipment, whether or not such items have been damaged, and other items that are customarily replaced at each inspection or maintenance period.

“Beyond Economic Repair” shall mean that the cost to restore Equipment to the requirements of the Repair Specification, when calculated on a time and materials basis, exceeds *** of the CLP for a comparable item of Serviceable Equipment.

“CLP” shall mean the manufacturer’s current catalog or manufacturer’s current list price pertaining to a new part or new item of Equipment. The term “current” as used in this definition means as of the time of the applicable Service.

“Current” shall mean as of the time of the applicable Service or determination.

“Customer’s Fleet” shall mean all of Customer’s Boeing 737-700 and 737-800 aircraft, as identified by serial number in Exhibit “C”, operated by Customer and powered by CFM56-7 Engines. Exhibit C may be amended by the Parties from time to time.

“Day” shall mean calendar day unless expressly stated otherwise in writing. If performance is due on a recognized public holiday, performance shall be postponed until the next business day.

“Delivery” shall mean, in respect of any item of Equipment, the occurrence of the arrival of the Engine, together with all applicable records and required data (as described in Section 5.1.8 below), *** to the Designated Repair Station pursuant to the International Chamber of Commerce “Incoterms” (2000 Edition), whereby Customer shall fulfill the obligations of seller and GE of buyer. “Deliver” shall mean the act by which Customer accomplishes Delivery.

“Designated Repair Station” shall mean, for CFM56-7 Engines, the Repair Station located at Strother Field, Arkansas City, Kansas, 67005, more specifically described in Exhibit B, hereto. Changes of the Designated Repair Station shall be mutually agreed.

“Dollars” and “$” shall mean the lawful currency of the United States of America.

“Engine” shall mean, each bare engine assembly, identified by serial number in Exhibit C including its essential controls, accessories, and parts as described in the engine manufacturer’s specification manuals. Exhibit C, shall be amended in writing by both parties to reflect any engines added to or deleted from this Agreement, or any change in the delivery schedule of aircraft with installed Engines and spare Engines.

“Equipment” shall mean an individual or collective reference, in the proper context, to Engines, Engine modules, Engine assemblies and sub-assemblies, Engine mounted controls and accessories, LRU’s and components and parts of any of those items of Equipment.

***	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Foreign Object Damage” or “FOD” shall mean damage to any portion of the Engine caused by impact or ingestion of an outside object such as birds, stones, hail, or other debris. FOD shall be further defined as follows:

“Major FOD” shall mean Foreign Object Damage which creates an out of limit condition per the Aircraft Maintenance Manual, and which requires the Engine to be removed from service or prevents the reinstallation of the Engine.

“Other FOD” shall mean Foreign Object Damage which is determined to be FOD other than Major FOD.

“Life Limited Part” or “LLP” shall mean a part with an approved limitation on use in cumulative hours or cycles, established by the OEM or the Approved Aviation Authority.

“Line Replaceable Unit” or “LRU” shall mean one or more major accessories of the external portion of an Engine when it is received attached to Engine per 3.4.3.

“MCPH Program” shall mean the program consisting of the repair, maintenance, and management of the Equipment provided to Customer by GE on a maintenance cost per hour (“MCPH”) fixed rate basis, pursuant to the terms hereof.

“MCPH Shop Visit(s)” shall mean a Repair Station visit (scheduled or unscheduled) during which off-wing repair and maintenance covered under the MCPH fixed rate pricing is performed on Equipment that meets the MCPH eligibility requirements of Clause 3.2.2 below.

“Original Equipment Manufacturer” or “OEM” shall mean the original manufacturer of any item of Equipment.

“Performance Restoration” shall mean that the Services performed during an Engine shop visit in which, at a minimum, the compressor, combuster and high pressure turbine are exposed and subsequently refurbished, consistent with the workscope utilized for MCPH.

“Qualifying Shop Visit” shall mean the Repair Station visit during which the initial Performance Restoration required for any Engine that does not meet the MCPH eligibility requirements, as set forth in Clause 3.1.1, is performed on the Engine. The Qualifying Shop Visit shall be performed at Customer’s expense in accordance with the Supplemental Work pricing set forth in Exhibit A.

“Procedure Manual” shall mean the document based upon the requirements of this Agreement which provides detailed procedures and guidance for the administration of the MCPH program. In case of conflict between the Procedure Manual and the Agreement, the Agreement will prevail.

“Redelivery” shall mean the occurrence of the return of the Engine for Customer’s acceptance ***, pursuant to the International Chamber of Commerce “Incoterms” (2000 Edition), whereby Customer shall fulfill the obligations of buyer and GE of seller. “Redeliver” shall mean the act by which GE accomplishes Redelivery.

***	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Removal Schedule (“RS”)” shall mean the schedule jointly developed by GE and Customer for Engine removals for Services or removal from operation.

“Repair Station” shall mean one or more of the repair facilities owned by GE or its affiliates, now or in the future, which are certified by the Approved Aviation Authority to perform the applicable Service hereunder. A list of repair facilities owned by GE or its affiliates, as of the Effective Date, is set forth in Exhibit B hereto. Customer may object to the use of any Repair Station listed in Exhibit B provided it is in good faith, and Customer reasonably and validly believes its capabilities are inadequate.

“Repair Specification” shall mean Customer repair specification number     , dated             , which shall identify the minimum baseline to which Customer’s Engine will be inspected, repaired, modified, reassembled and tested hereunder. Such Repair Specification shall meet or exceed the recommendations of the OEM’s operational specifications and applicable Engine maintenance or overhaul manuals, and Customer’s maintenance plan approved by the Approved Aviation Authority.

“Repairable” shall mean capable of being made Serviceable.

“Rotable Part” shall mean a new or used Serviceable part drawn from a common pool of parts used to support multiple customers, which replaces a like part requiring repair for which the actual repair time impedes the specified Turn Time.

“Scrapped Parts” shall mean those parts determined by GE to be unrepairable or BER for reliability, performance or economic reasons.

“Service” or “Services” shall mean, with respect to any item of Equipment, all or any part of those maintenance, repair and overhaul Services under this Agreement and the furnishing of parts, materials, labor, facilities, tooling, painting, plating and testing. “Serviced” shall be construed accordingly.

“Service Bulletin” or “SB” shall mean the document issued by an OEM to notify the operator of modifications, substitution of parts, special inspections, special checks, amendment of existing life limits or establishment of first time life limits, or conversion of an Engine from one model to another.

“Serviceable” shall mean meeting all OEM and Approved Aviation Authority specified standards for airworthiness.

“Supplemental Work” shall mean any Service provided hereunder which is not covered under the MCPH Program fixed rate per Engine flying hour. All Supplemental Work shall be at Customer’s expense, in accordance with the pricing set forth in Exhibit A, unless otherwise mutually agreed by the parties.

“Termination” shall mean the ending of this Agreement before the expiration of its Initial Term or extension.

“Turn Time” shall mean the number of Days between Delivery and Redelivery of Customer’s Engine, exclusive of public holidays observed by the Designated Repair Station and Excusable Delay as defined in Article 12.

“Unserviceable” shall mean not Serviceable.

“Workscope” shall mean the document written by GE’s engineering staff and approved by Customer describing the prescribed repair or approach to repair of identified Engine or Equipment to meet the requirements of the Repair Specification for the Engine or Equipment.

ARTICLE 2 – TERM

2.1	Term of Agreement. This Agreement shall commence upon the Effective Date and, unless sooner terminated pursuant to Article 16 herein, shall remain in effect for each Engine for a period of *** (the “Initial Term”).

2.2	***

2.3	Renewal Beyond Initial Term. If Customer desires to extend the term of this Agreement beyond the Initial Term, Customer shall give GE written notice of its desire to extend at least one hundred eighty (180) Days prior to the expiration date of the Initial Term. Within thirty (30) Days of receipt of such notice, GE shall, at its option, submit a proposal to Customer which shall specify the extended term and any amendment to pricing and other terms and conditions. Customer and GE shall endeavour to renew the Agreement a minimum of ninety (90) Days prior to the expiration date of the Initial Term. Any further extension shall be subject to the same process.

***	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 3 – MAINTENANCE COST PER HOUR PROGRAM PROCEDURES

3.1	Maintenance Cost Per Hour (“MCPH”) Eligibility. Commencing on the Effective Date, GE shall provide maintenance Services, as further described in this Article 3, and Customer shall pay the MCPH Rate, for all of Customer’s Engines listed by Engine serial number in Exhibit C on a MCPH basis upon eligibility of each Engine as follows:

3.1.1	New Engines (Serviceable Engines with less than *** operating hours since manufacture) shall be eligible for MCPH coverage as of the Effective Date and shall be subject the Base Price Per Engine Flying Hour (“EFH”) as set forth in Exhibit A. “Used” Engines are Serviceable Engines with *** operating hours.

3.1.2	Used Engines shall be subject to the Base Price Per EFH as set forth in Exhibit A as of the mutually agreed start date.

3.1.3	Additions. After the Effective Date, Customer may add additional Engines (which may be new or used, eligible or ineligible, at the time of such addition) to this Agreement for the remaining term hereunder as specified in Exhibit A hereto. Upon meeting the eligibility requirements, which may require completing a Qualifying Shop Visit, the added Engine shall be eligible for MCPH Shop Visits and all other MCPH Services subject to the payment of the applicable MCPH Rate and in accordance with the Current terms and conditions. Any such addition shall be documented by amending Exhibit C accordingly.

3.2	Scope of MCPH

3.2.1	Qualifying Shop Visits. Customer will Deliver all used Engines added to this Agreement to GE at a U.S. domestic repair station for a Qualifying Shop Visit on a Supplemental Work basis. Following such Qualifying Shop Visit, a used Engine will enter the MCPH program in accordance with Section 3.1.3 above and Section 1.3.1 of Exhibit A attached.

3.2.2	MCPH Shop Visits. Customer’s Engines that are removed on or after the Effective Date which require maintenance that cannot be performed on-wing and that meet any of the following criteria shall be eligible for Services on an MCPH basis (“MCPH Shop Visit”) if the shop visit is necessary:

3.2.2.1	To correct a known defect or performance deterioration which has created an Unserviceable condition.

3.2.2.2	To replace LLP for life expiration (unless the LLP installed at the last shop visit prior to the Effective Date did not conform to the minimum build requirement in the Repair Specification).

3.2.2.3	To comply with a written recommendation of GE’s Program Manager which requires a shop visit.

3.2.2.4	Because troubleshooting in accordance with the applicable Engine maintenance manual by Customer on-wing could not resolve the problem and the required maintenance could not reasonably have been accomplished on wing as described in the Procedures Manual, as reasonably confirmed by GE.

3.2.3	Engine Trend Monitoring Services. GE shall provide monitoring services using ADEPT or SAGE or an equivalent trend monitoring program as set forth below.

***	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.2.3.1	Remote Diagnostics (“RD”) Tier 1 Service Elements:

1)	Base Service Elements

***

2)	Technical Support. GE will provide technical support RD services for initial program set-up as follows:

a)	Identify a Service integration team leader to provide initial program set-up for RD services specified in this Agreement for Customer’s Engines.

b)	Provide technical support necessary to assist the Customer in meeting Customer obligations specified in Sections 3.2.4, 5.1.11, and 5.1.12 below and in other portions of this Agreement related to Remote Diagnostics.

3)	Data Review. As a part of the above RD services, GE shall review data and messages delivered by Customer. GE shall not review all data received by it, but rather only that portion of the data needed to perform the RD services.

4)	Advisory Information. GE and Customer agree that any information provided to Customer by GE for use in trending, performance analysis, troubleshooting, and managing operations is advisory only. It is a fundamental principal of the RD Service program that GE is not obligated nor shall GE be liable to Customer in any way for line or other maintenance actions resulting from such advice. GE will use commercially reasonable efforts to identify and notify Customer of Engine fault data. GE and Customer agree that this allocation of obligations and liability is reflected in the price of the RD services.

3.2.4	Customer’s Responsibility Under the Remote Diagnostics Program

3.2.4.1	During the term of this Agreement Customer (or Customer’s operator by delegation of this responsibility) shall:

1)	No later than the first Engine delivery, provide GE all information and records as are requested by GE, which are necessary for GE to establish and provide the RD services. Such information and records include, but are not limited to:

a)	Applicable avionics specifications for installed aircraft equipment necessary to provide the specified RD services; and

b)	Historical information including but not limited to Engine on-wing performance, aircraft and Engine maintenance history and operational procedures.

2)	Access RD reports via the GE Extranet. A web browser, an Internet service provider, and a user id/password (supplied by GE) is required.

3)	Pay for communications costs associated with delivering the necessary data to the site designated by GE.

***	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.3	Workscope and Repair Specification. Upon input of Engines for repair GE shall prepare a Workscope which specifies inspections, upgrades, improvements, and repairs required to return the Engine to service in Serviceable Condition and provide a copy of such Workscope to Customer. Such Workscope may include reliability and performance enhancements and Approved Aviation Authority approved repairs. GE shall repair Customer’s Engines and, as applicable, LRU’s in accordance with the Repair Specification and Approved Aviation Authority regulations. GE may amend the Repair Specification during the term hereof to improve reliability, enhance Engine operating characteristics, and incorporate Designated Engineering Representative approved repairs or repairs not contained in the OEM manual, subject to Customer’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. Any changes or amendments requested by Customer or requested or made by any regulatory agency to the Repair Specifications shall be mutually agreed by the parties hereto and may be subject to an adjustment in the pricing described in Exhibit A to reflect the price charged by GE to accomplish such amended Repair Specification as reasonably demonstrated by GE. The Procedures Manual will delineate the procedures to be followed when processing Customer’s Engines in the Designated Repair Station.

3.4	MCPH Program Services Provided. Services to be provided by GE for MCPH Shop Visits and other MCPH support are:

***

3.4.9	Engineering Support. GE will provide engineering support Services for Engines as follows:

***

3.4.10	Documentation. GE shall provide Customer with a records package as described below in connection with Services performed on the Engine, and GE shall retain a copy of such records. Additional records or data beyond that described below may be provided by mutual agreement of the Parties

3.4.10.1	At Redelivery, such records shall include:

3.4.10.1.1	Major Repair/Alteration Certification FAA No. 337 (or equivalent foreign agency equivalent) including AD compliance;

3.4.10.1.2	FAA Form 8130-3 (or Approved Aviation Authority equivalent) for accessories;

3.4.10.1.3	Cycle limited parts log;

3.4.10.1.4	Serviceable tag for Serviceable Equipment; and,

3.4.10.1.5	Original records and related documentation furnished by Customer.

3.4.10.2	GE shall provide the following records to Customer within fifteen (15) calendar Days after Redelivery and shall retain a copy of such records:

3.4.10.2.1	Incoming inspection report;

3.4.10.2.2	Off/On log; and,

3.4.10.2.3	Service Bulletin status report.

***	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.4.10.3	All documentation shall be available to Customer in electronic format.

3.4.11	Turn Time

3.4.11.1	Turn Time for a MCPH Shop Visit shall be ***.

3.4.11.2	Periods of Excusable Delay shall not count as Turn Time.

***

3.4.12	All LLPs that are replaced under the MCPH Program shall be new and Serviceable unless otherwise agreed by Customer.

3.5	***

3.6	FOD Coverage. ***.

3.7.	EGT Margin. GE agrees to target a minimum average EGT margin upon Redelivery of an Engine following a full Performance Restoration shop visit, calculated on a rolling ten (10) Engine basis as indicated immediately below. No Engine will be Redelivered from a full Performance Restoration shop visit with less EGT margin than indicated in the table immediately below° without concurrence from Customer.

***

ARTICLE 4 – SUPPLEMENTAL WORK

4.1	Supplemental Work At Shop Visits. Any and all Services not included in the MCPH Program pursuant to Section 3.4, above shall be performed by GE in accordance with the Supplemental Work pricing provisions of Exhibit A. Supplemental Work shall include, but not be limited to:

***

4.1.2.2.	Major FOD to the extent not specifically covered in section 3.6.

***

4.1	Work Accomplished at Customer’s Facility. Except as permitted under Subsection 3.4.5, Customer shall be responsible for all repairs that are customarily accomplished without a MCPH Shop Visit, consistent with CFM56 worldwide fleet historical maintenance practices.

4.3	On-Wing Support. GE shall provide, at Customer’s request, twenty four (24) hour field service support for on-wing Services.

***	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.4	Additional/Changed Engine Removals. Should Customer elect to remove an Engine notwithstanding advice to the contrary from GE’s onsite Service Representative (Reference Section 3.2.2.4 above) which advice is consistent with CFM56 worldwide fleet historical maintenance practices, then such shop visit shall be deemed Supplemental Work.

4.5	Pre-Existing Warranty. Customer agrees that any requested Engine, accessory, or component repairs that are covered under a warranty from an person other than GE shall be performed directly by that person at no expense to GE or, if GE elects, at its option to perform such warranty work, such warranties as it relates to such Services performed shall be assigned to GE to the extent assignable. A list of such Equipment under pre-existing warranties shall be provided to GE by Customer within thirty (30) calendar Days of execution of this Agreement. Customer agrees to execute the warranty assignment letter, attached hereto as Exhibit E, as required by Section 5.1.7 below.

ARTICLE 5 – CUSTOMER OBLIGATIONS

5.1	During the term of this Agreement, Customer shall:

5.1.1	Provide to GE’s authorized personnel reasonable access to Customer’s Engine when such Engine is in Customer’s possession, as well as to all operating and maintenance records related to Customer’s Engine which are maintained by Customer, but no such access shall be provided at times which will interfere with Customer’s operations.

5.1.2	Make every reasonable effort to provide incoming transportation information in writing to GE within at least three (3) calendar Days prior to Delivery of Customer’s Engine at GE’s facility.

5.1.3	Designate in writing one (1) or more of its employees as a representative during the term of this Agreement. Such representative(s) shall represent Customer hereunder.

5.1.4	Provide a forecast of operational and maintenance program schedules, fleet operational status, Engine/aircraft flying hours and cycles, scheduled Engine or Engine module removals, and any other relevant information which will allow both Parties to manage their respective resources to accomplish the forecasted workload. The forecast will be provided in a mutually agreeable format quarterly on a rolling annual basis unless the Parties agree otherwise.

5.1.5	Provide all line maintenance and line station support which Customer has historically performed subject to GE’s election of its option under Section 3.4.5 above.

5.1.6	Customer shall use best efforts to troubleshoot in accordance with the Engine’s OEM or aircraft maintenance manuals, as applicable. Customer shall, with GE’s concurrence, determine whether any Engine requires off-wing repairs prior to its removal from the aircraft, as described in the Procedures Manual.

5.1.7	Execute the Warranty Assignment Letter, attached hereto as Exhibit E stating that the benefits of CFM *** set forth in the CFM/Customer General Terms Agreement CFM-03-

***	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

0017), other OEM or third party warranties and guarantees applicable to the Customer’s Equipment which in each case relates to the Services performed hereunder, covered by and during the term of this Agreement, are assigned to GE. Notwithstanding the above, GE will accept a purchase agreement for the time and material repair of such item from that agency or Customer. Such Assignment Letter shall be terminated automatically when this Agreement is terminated.

5.1.8	No later than the time of Delivery of the Engine, provide GE all information and records necessary for GE to establish the nature and extent of the Services required to be performed on the Engine and to perform such Services. Such information and records include, but are not limited to:

5.1.8.1	The cause of Engine removal (reason for this shop visit);

5.1.8.2	Applicable Engine log books detailing work performed at last shop visit, any reported defects or incidents during operation since last shop visit, with description of action taken, and significant operational characteristics experienced during last flight prior to shop visit;

5.1.8.3	SB and AD status/requirements;

5.1.8.4	Total engine operating time since new (“TSN”) for each Engine;

5.1.8.5	Time since last shop visit (“TSLV”) for each Engine, module, component and accessory;

5.1.8.6	Flight cycles since new (“CSN”);

5.1.8.7	Flight cycles since last visit (“CSLV”);

5.1.8.8	Record of change of parts during operating period prior to this shop visit (including, without limitation, all LRU’s removed and replaced by Customer), and reason for removal;

5.1.8.9	TSN, CSN,TSLV, CSLV time since overhaul (“TSO”) and cycles since overhaul (“CSO”) for each thrust rating utilized on all LLP;

5.1.8.10	Back to birth history certificate indicating history from zero TSN/CSN on all LLPs;

5.1.8.11	Customer inventory of Equipment “as shipped”, including (when applicable) a description of the external Engine configuration;

5.1.8.12	Engine oil used (for Engines);

5.1.8.13	Historical log (for parts and accessories);

5.1.8.14	Module log cards (if applicable); and

5.1.8.15	Engine on-wing performance data shall be provided in accordance with item 5.1.13 below.

5.1.8.16	Record of any non-OEM approved parts or repairs installed;

5.1.8.17	ATA form 106, Non-Incident Statement, or equivalent; and

5.1.8.18	Engine owner’s or lessor’s name and address if Engine is not owned by Customer.

Customer’s failure to furnish any reasonably material portion of the required information and records in a timely manner may delay induction of the Engine for Service, delay the specified Turn Time, and may result in premature LLP replacement as described in Subsection 7.2.2, below, at Customer’s expense. However, prior to replacing such LLP, GE will first advise Customer that certain records are missing and allow Customer ten (10) working days to acknowledge and forward such records to Customer.

5.1.9	Provide to GE an external Equipment configuration specification for Engine to be Delivered for Service.

5.1.10	Ensure that adequate office space, parking, telephone, facsimile and computer equipment is available for the GE technical representative assigned to the Customer facility, as applicable.

5.1.11	With the aid of GE, develop an automated method to transfer operational and maintenance data from in-flight data acquisition systems and/or ground based computer systems by which the parties may evaluate technologies necessary to streamline the automated process of data transfer. If the Customer chooses to supply such data by means of a dedicated link to the site designated by GE, Customer shall pay for the dedicated link.

5.1.12	Make available to GE data which is used in the monitoring and diagnostics of the engines under contract. GE will therefore receive access to operational and maintenance data from in-flight data acquisition systems and/or ground based computer systems as available. Preferably, if the aircraft is equipped with air-to-ground Equipment such as ACARS, the airline will forward the data directly to the GE SITA/ARINC address. If air-ground Equipment is not available, an alternate electronic means of providing this data shall be devised. GE will work with the airline to establish this alternate means such that the data is provided with minimal manual effort and expense.

5.1.13	Each party shall be obligated for all packaging, labeling and associated documentation of the Equipment at Delivery or Redelivery, in accordance with the International Civil Aviation Organisations (ICAO) Technical Instructions for the Safe Transport of Dangerous Goods by Air, and if the Equipment is to be transported over the United States of America, the US Department of Transport Regulations 49 CFR 171-180 (together referred to as “Transport Regulations”). Each party, when required by law, shall further provide applicable material safety data sheets to the other at Delivery or Redelivery of the Equipment indicating any substances contained within the Equipment to be consigned. Each party shall indemnify, defend and hold harmless the other from all or any claims, liabilities, damages, judgments, costs, penalties, fines or any punitive damages imposed, alleged, or assessed by any third party against the other and caused by and to the extent of the indemnifying party’s non compliance with the Transportation Regulations.

ARTICLE 6 – DELIVERY, REDELIVERY AND GOVERNMENTAL AUTHORIZATION

6.1	Delivery. All Engines from Customer’s fleet of CFM56-7 Engines, as specified in Exhibit C, to be Serviced shall be Delivered *** by Customer to GE at a U.S. domestic location. Such Engines shall be shipped within forty eight (48) hours following removal from the aircraft. However, GE shall have the option to perform Repairs with a field team at other locations.

6.2	Redelivery. After completion of Services, GE shall Redeliver the Engine to Customer. In the event Redelivery of an Engine cannot occur due to any cause referred to in Article 12, “Excusable Delay” below, GE may place such Engine into storage (which may be at a Repair Station). In such event, GE shall notify Customer of such storage, GE’s Redelivery obligations shall be deemed fulfilled, all risk of loss or damage to the Engine shall thereupon pass to Customer, and any amounts payable to GE upon Redelivery shall be payable upon presentation of GE’s invoice. Customer shall reimburse GE for all expenses incurred by GE, such as, but not limited to, preparation for and placement into

***	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

storage, handling, inspections, preservation, and insurance of the Engine. Upon payment of all amounts due hereunder, GE shall assist and cooperate with Customer in the removal of the Engine placed in storage.

6.3	Governmental Authorization. Customer shall be the importer and/or exporter of record but GE shall be responsible for timely obtaining any import license, export license, exchange permit, or other required governmental authorization relating to the Equipment. However, if Customer has requested an import or export of an Engine or Equipment for Service, then Customer shall assume all expenses for such licenses, permits, or authorizations and shall be responsible for obtaining same. At GE’s request and expense, Customer shall assist GE in its application for any required U.S. export licenses. GE will not be liable if any authorization is not renewed or is delayed, denied, revoked, or restricted, and Customer shall not thereby be relieved of its obligation to pay for Services performed by GE. All items and Equipment delivered hereunder shall at all times be subject to the U.S. Export Administration Regulations and/or International Traffic in Arms Regulations of the U.S.A. and any amendments thereto. Customer agrees not to dispose of U.S. origin items provided by GE other than in and to the country of ultimate destination specified in Customer’s purchase order and/or approved government license or authorization, except as said laws and regulations may permit.

ARTICLE 7 – PARTS REPLACEMENT PROCEDURES

7.1	Missing or Damaged Parts. GE shall notify Customer of any (A) components or line replaceable units missing from Engines when received at the Designated Repair Station and (B) parts found to have been damaged during transportation of the Engine to GE. GE shall replace such missing or damaged items at Customer’s expense unless Customer notifies GE in writing within five (5) business days of receiving GE’s notice that Customer wishes to furnish such missing or damaged items within a period of time specified by GE. Customer removed LRU’s shall not be deemed missing pursuant to this provision, if Engines are delivered by Customer at the Designated Repair Station with LRU’s removed. However, Customer shall be obligated to provide GE with a Serviceable replacement LRU in time to meet the established production schedule for such Engine.

7.2	Parts Replacement. GE shall determine which parts are required to accomplish the Services and shall provide all parts and materials required to accomplish the Services.

7.2.1	Rotable Parts. GE may issue compatible parts from GE’s Rotable Parts inventory to replace Customer’s parts requiring repair. Customer agrees to accept compatible Rotable Parts that that meets or exceeds the Customer Repair Specification requirements. Repairable parts removed from the Engine and replaced by GE’s Rotable Parts inventory will be repaired by GE or a third party, at GE’s option, and at GE’s expense when in conjunction with a covered MCPH Shop Visit.

7.2.2	Life Limited Parts. LLP received by GE without the necessary records required in Paragraph 5.1.8 above, shall be replaced by GE at Customer’s expense as stated therein.

7.3	Title to Parts. GE furnished parts and material incorporated into Customer’s Engines shall be deemed to have been sold to Customer and title to such GE furnished parts and material shall pass to Customer upon incorporation into such Engines. Risk of loss or damage to such parts and material shall pass to Customer upon Redelivery of the Engine. Title to any parts removed from the Engine, which are replaced by other parts at GE’s expense when in conjunction with a covered MCPH Shop Visit, shall pass to GE upon incorporation into Customer’s Engines of the replacement part.

7.4	Scrapped Parts. GE shall, at its sole expense and without any further adjustment to Customer, dispose of all Scrapped Parts.

ARTICLE 8 – REPAIR STATIONS AND SUBCONTRACTED SERVICES

GE Repair Stations. GE has the right to assign or subcontract any Services to: (A) any of the Repair Stations specified in Exhibit B; (B) any of GE’s affiliates; or (C) any subcontractor selected by GE or GE’s affiliates, as long as such facility, affiliate or subcontractor is properly certified and rated by the Approved Airworthiness Authority to perform the required Services and approved by Customer. If GE does subcontract, the Customer obligations under this Agreement, including, without limitation, transportation expense, will be no greater than if such Services were performed at the Designated Repair Station.

Any subcontracted Services shall be performed in accordance with the requirements of the Workscope and the applicable Approved Aviation Authority directives. Customer shall, at its sole expense, have the right to review GE’s audit report(s) for such subcontractor(s). Subcontracting of any Services hereunder shall not relieve GE of its performance obligations set forth in this Agreement.

ARTICLE 9 – PRICING

Pricing. In consideration of Services provided under this Agreement, Customer agrees to pay GE for labor, material, subcontractor Services, testing, and all other Services furnished hereunder in accordance with the prices set forth in Exhibit A. All prices are stated in 2003 United States Dollars, and are subject to adjustment as described in Exhibit A

ARTICLE 10 – INVOICES AND PAYMENT

10.1	***

10.2	***

10.3	Supplemental Work Payments.

10.3.1	GE may issue one interim invoice following induction of Engines into GE’s Designated Repair Station which interim invoice shall include charges accumulated to the date of invoice preparation.

10.3.2	Final Invoice. GE shall issue a final invoice for Services as soon as practicable following Redelivery of the Engine. The final invoice shall reflect the total charges owed by Customer and credits due Customer based on actual charges to complete the Services. Such invoice shall be reconciled with any interim invoice.

10.3.2	Payment Terms. Customer shall pay, in full, the unpaid balance of any interim invoice for Services prior to Redelivery of the Engine. Customer shall pay the final invoice within ***

***	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Days of receipt. If any payment date falls on a day that is not a business day, the payment that is otherwise due shall instead be due the next business day.

10.3.3	All MCPH charges paid by Customer for an ineligible Engine, to the point such Engine qualifies under the MCPH Program’s eligibility requirements in 3.1.2 above, shall be credited up to the Supplemental Work charges for the Qualifying Shop Visit.

10.3.4	If a shop visit is required as a result of one or more of the items listed in Article 4, the supplemental charges shall be limited to the prices for the labor, material and Lost LLP Life, if applicable, necessary in repairing all of the direct and resultant damage related to such item. All other labor and material charges incurred at the same Shop Visit shall be invoiced as a MCPH Shop Visit.

At such shop visit, Customer shall pay the applicable LLP Rate for all EFH since the last MCPH shop visit. Additionally, Customer shall pay GE for Lost LLP Life per paragraph 10.3.5 below.

10.3.5	Lost LLP Life shall be calculated using the CFM56 Spare Parts Catalog (“CLP”) as follows:

***

10.3.6	Lost LLP Life shall be defined as the cycles remaining on a life limited part when it is determined to be non-repairable or has insufficient cycles remaining for reinstallation after premature removal

10.4	GE may establish different payment terms in the event Customer consistently fails to make payments according to the terms set forth above.

10.5	***

10.6	Payment Instruction. All payments under this Agreement shall be made by Customer in United States Dollars, immediately available for use. via wire transfer by Customer to the bank account and address designated below:

***

Either party shall be entitled, at all times, to set off any outstanding obligation and amounts that are due and owing in connection with this Agreement against any amount payable by either party in connection with this Agreement.

10.7	***

***	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 11 – LIMITATION OF LIABILITY

11.1	Total Liability. The total liability of GE for any and all claims, whether in contract, warranty, tort (including negligence but excluding willful misconduct or recklessness), product liability, patent infringement, or otherwise for any damages arising out of, connected with, or resulting from the performance or non-performance of any Service or Services provided hereunder or from the manufacture, sale, Redelivery, resale, repair, overhaul, replacement or use of the Engine or any item or part thereof, shall not exceed the price allocable to the Service or Services which gives rise to the claim.

11.2	Damages. In no event, whether as a result of breach of contract, warranty, tort (including negligence but excluding willful misconduct or recklessness), product liability, patent infringement, or otherwise, shall GE be liable for any special, consequential, incidental, resultant, indirect, punitive or exemplary damages (including, without limitation, loss of use, loss of profit or loss of revenue in connection with the Engine).

11.3	Definition. For the purpose of this Article 11, the term “GE” is deemed to include GE and its affiliated companies, the subcontractors and suppliers of any Services furnished hereunder, and the directors, officers, employees, servants, and representatives of each.

ARTICLE 12 – EXCUSABLE DELAY

12.1	Excusable Delays. Either Party shall be excused from, and shall not be liable for, any delays in performance or failure to perform hereunder, except for the obligation to pay money or credit or debit an account which will not be excused hereunder, and shall not be deemed to be in default for any delay in or failure of performance hereunder due to causes beyond its reasonable control. Such causes shall be conclusively deemed to include, but not be limited to, acts of God, acts (or failure to act) of the other Party, acts (or failure to act) of civil or military authority, government priorities, fires, strikes, labor disputes, work stoppage, floods and other natural catastrophe(s), epidemics, war (declared or undeclared), riot, or delays in transportation or inability to obtain on a timely basis necessary labor, materials, or components due to causes beyond its reasonable control. In the event of any such delay, the time of performance shall be extended for a period equal to the time lost by reason of the delay.

12.2	Continuing Obligations. Section 12.1 shall not, however, relieve either Party from using its best commercial efforts to avoid or remove such causes of delay and continue performance with reasonable dispatch when such causes are removed. During the period of an excusable delay, GE shall have the right to invoice Customer for Services performed, and Customer shall pay all such invoices net thirty (30) Days.

12.3	Extended Delay — Termination. If delay resulting from any of the foregoing causes extends for more than six (6) months and the Parties have not agreed upon a revised basis for continuing the Services, including any adjustment of the price, then Customer (but not GE), upon thirty (30) Days written notice to GE, may terminate the performance of Services with respect to the Engine for which Services were delayed, ***.

***	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 13 – NOTICES

13.1	Acknowledgment. All notices required or permitted under this Agreement shall be in writing and shall be delivered personally, via first class mail, return receipt requested, facsimile, sent by courier service, or express mail, addressed as follows or such other address as either party may designate in writing to the other party from time to time:

GE:	Customer:

GE Engine Services, Inc.	AirTran Airways
One Neumann Way Cincinnati, OH 45215	9955 Airtran Boulevard Orlando, FL 32827

Attn: CFM56 Platform Manager	Attn: Richard Magurno

Phone: ***	Phone: ***
Fax: ***	Fax: ***

13.2	Effect of Notices. Notices shall be effective and shall be deemed to have been given when received by the recipient (A) if sent by courier, express mail, or delivered personally, upon delivery; (B) if sent by facsimile, upon receipt; and (C) in the case of a letter sent prepaid first class mail, on the fifth (5th) business day after posting (or on actual receipt, if earlier).

ARTICLE 14 – TAXES AND OTHER CHARGES

14.1	Taxes, Duties or Charges. ***

14.2	Right To Protest/Refund. If claim is made against GE for any such Taxes, GE shall immediately notify Customer and, if requested by Customer, GE shall not pay except under protest, and if payment be made, GE shall use all reasonable efforts to obtain a refund thereof. If all or any part of any such Taxes be refunded, GE shall repay to Customer such part thereof as Customer shall have paid. Customer shall pay to GE, upon demand, all expenses (including penalties, interest and attorney’s fees) incurred by GE in protesting payment and in endeavoring to obtain such refund.

ARTICLE 15 – DISPUTE RESOLUTION, ARBITRATION

15.1	Resolution by Senior Management. If a dispute arises relating to the Agreement and related damages, if any, (the “Dispute”) either party shall give written notice to the other party requesting that senior management attempt to resolve the Dispute. Within fifteen (15) Days after receipt of such notice, the receiving party shall submit a written response. The notice and the response shall include a statement of the applicable party’s position and a summary of reasons supporting that position. The parties shall cause senior management to meet within forty-five (45) calendar Days after delivery of the notice, at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to use commercially reasonable efforts to resolve the Dispute.

***	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

15.2	Arbitration. If the parties’ senior management do not resolve the Dispute by means of the process described above within one hundred twenty (120) Days after delivery of the disputing party’s notice, then either party may request that the Dispute be settled and finally determined by binding arbitration, in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) then in effect, in Atlanta, Georgia, USA, or any other location the parties may agree.

15.3	Arbitration Procedure. A single arbitrator chosen by agreement of the parties will conduct the arbitration. In the event that they are unable to reach agreement within thirty (30) Days of the demand for arbitration, the parties may request the AAA to appoint a neutral arbitrator. The arbitrator may hold pre-hearing conferences or adopt other procedures. The Agreement shall be interpreted and applied in accordance with the substantive laws of the State of New York, without giving effect to its conflict of law provisions, rules or procedures (except to the extent that the validity, perfection, or creation of any lien or security interest hereunder and the exercise of rights or remedies with respect of such lien or security interest for a particular item of Equipment are governed by the laws of a jurisdiction other than New York). Reasonable examination of opposing witnesses in oral hearing will be permitted. Each party will bear its own cost of presenting or defending its position in the arbitration. The award of the arbitrator shall be final, binding and non-appealable and judgment may be entered thereon in any court having jurisdiction thereof.

15.4	Exclusivity, Confidentiality. Each of the parties intends that the dispute resolution process set forth in this Article 15 shall be the parties’ exclusive remedy for any Dispute. All statements made in connection with the dispute resolution process set forth in this Article 15 shall not be disclosed to any third party except as required by law or subpoena.

15.5	Exception. Either party may at any time, without inconsistency with this Article 15, seek from a court of competent jurisdiction any equitable, interim, or provisional relief to avoid irreparable harm or injury. This Article 15 shall not be construed to modify or displace the ability of the parties to effectuate any termination contemplated in Article 16 below.

ARTICLE 16 – TERMINATION

16.1	Failure to Pay/Insolvency. GE may, at its option, immediately terminate all or any portion of this Agreement if Customer: (A) fails to make any of the required payments within *** Days from the date when due; (B) makes any written agreement with substantially all of its creditors due to its inability to make timely payments of its debts; (C) enters into bankruptcy or liquidation whether compulsory or voluntary which is not dismissed within one hundred twenty (120) days; (D) becomes insolvent; or, (E) becomes subject to the appointment of a receiver of the whole or substantial part of its assets. If such termination should occur, Customer shall not be relieved of its payment obligation for Services rendered hereunder.

16.2	Material Provisions. Without limiting the provisions of Section 16.1 above and excluding any other remedies provided elsewhere in this Agreement, either party may terminate this Agreement upon *** Days written notice to the other for failure to comply with any material provision of this Agreement, unless the failure shall have been cured or the party in breach has substantially effected all acts required to cure the failure prior to such *** Days.

***	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

16.3	Work in Process. Upon the termination or expiration of this Agreement, GE shall complete, and Customer shall pay GE for, all work in process in a diligent manner under the terms of this Agreement provided that Customer (a) has paid for the estimated charges for all such work, in accordance with the prices set forth in Exhibit A, plus all costs, fees, and charges, incurred by GE in providing support, Services and material under this Agreement including, but not limited to, any Leased Engines and (b) has returned all Leased Engines to GE.

16.4	Redelivery of Customer Equipment. In the event this Agreement is terminated or expires, GE shall, upon receipt of Customer’s written request, promptly Redeliver all Customer’s Engines, parts and related documentation to Customer provided that Customer has fulfilled all payment obligations under this Agreement and has returned all Leased Engines.

16.5	Payment for Services; Reconciliation of MCPH Payments. In the event of termination of this Agreement for any reason whether for GE’s fault or not, Customer shall pay GE, for all completed Services related to Equipment delivered to Customer or work performed by GE up to the time of such termination under the applicable terms and prices of this Agreement including, but not limited to all costs, fees, and charges incurred by GE in providing support and material under this Agreement. In addition, the terms of the reconciliation of MCPH payments under the Removal of Engines provisions of Exhibit A, Section 1.3.2 shall apply.

ARTICLE 17 – NONDISCLOSURE OF PROPRIETARY DATA

17.1	General. Any knowledge or information which either party has disclosed or may hereafter disclose to the other incident to the Service of Engines shall be deemed to be confidential and proprietary information and, accordingly, shall be held in strict confidence by recipient. In addition, any Proprietary Information or data disclosed or received by GE under this Agreement may be disclosed by GE for purposes of this Agreement, on a need to know basis, to GE’s: corporate parent, affiliate, or subsidiary, or joint venture participant (as presently or hereafter constituted) and their directors, officers, agents and employees; engineering service provider; or consultants provided that such entities, persons, service providers or consultants are subject to obligations of confidentiality substantially similar to the terms hereunder.

17.2	Non-Disclosure. The existence of this Agreement and its general purpose may be stated to others by either of the parties without approval from the other. , However, all proprietary and confidential information shall not be reproduced, used or disclosed to others by the recipient without the disclosing party’s prior written consent, except to the extent required by government agencies and courts for official purposes. Disclosure to such government agencies and courts shall be made only (A) upon thirty (30) calendar Days advance written notice to the disclosing party of such disclosure, so as to provide the ability to obtain appropriate protective orders, and (B) with a suitable restrictive legend limiting further disclosure.

17.3	Exceptions. The preceding Sections 17.1 and 17.2 shall not apply to information which (A) is or becomes part of the general public knowledge or literature otherwise than as a result of breach of Customer’s or GE’s obligations hereunder, or (B) was, as shown by written records, known to Customer or GE prior to receipt from GE or Customer, as the case may be, or (C) is disclosed without restriction to Customer or GE by a third party having the right to do so.

17.4	Intellectual Property. Nothing contained in this Agreement shall convey to either party the right to use the trademarks of the other, or convey or grant to Customer any license under any patent owned or controlled by GE.

ARTICLE 18 – WARRANTY

18.1	MCPH Warranty. The parties agree that, notwithstanding the extended workmanship warranty provided for certain Services as set forth in Section 18.2 below, the warranty for Equipment Serviced pursuant to the provisions of this Agreement shall be continuation of coverage under this Agreement for the balance of the term of the Agreement.

18.2	Workmanship Warranty – End of Program. The Parties agree that with respect to Customer’s Equipment repaired and Redelivered within *** calendar months preceding expiration of this Agreement, if Customer claims a defect in workmanship within *** following Redelivery, whichever comes first, and A) Customer provides written notice to GE of such defect within *** days of its discovery, B) Customer ships the defective part or component to GE at a U.S. domestic location, or, in cases where shipment is commercially impracticable, makes such part or component reasonably available to GE’s personnel, and C) GE reasonably establishes that Customer’s claim is correct, GE shall repair or replace such defective workmanship using its own forces or a subcontractor or, upon prior written approval from GE, GE shall pay Customer’s reasonable, direct costs for such repairs but in no event more than GE’s cost of repair. The warranty period for the repaired or replaced workmanship shall be the remainder of the original warranty period. . In no event shall GE’s liability for any such warranty claim exceed GE’s costs of the repair or replacement of the defective workmanship. THE FOREGOING WARRANTY IS EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, WHETHER WRITTEN, ORAL, EXPRESSED, IMPLIED OR STATUTORY (INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY AND FITNESS FOR PARTICULAR PURPOSE).

18.3	Warranty Limitations. This warranty is not assignable without the prior written consent of GE and is applicable only if, following Redelivery, the Engine (A) has been transported, stored, installed, operated, handled, maintained, and repaired in accordance with all applicable AD’s and the then current recommendations of the OEM as stated in its manuals, SB’s, or other written instructions, (B) has not been altered, modified or repaired by anyone other than GE, and (C) has not been subjected to foreign object damage, (“FOD”), accident, misuse, abuse or neglect. GE’s liability in connection with the Service of Engines is expressly limited to workmanship. Any warranty for Engines, parts and material will be the warranty, if any, of the manufacturer of such Engines, parts and material.

18.4	Sole Remedy. The foregoing shall constitute the sole remedy of Customer and the sole liability of GE for repair of defective workmanship, relative to Customer’s Equipment covered by this Article 18. The liability of GE connected with or resulting from the foregoing warranty shall not in any case exceed the cost of correcting the defect as provided in Section 18.2 above, and, upon the expiration of the shortest period described therein, all such liability shall terminate. In no event shall GE be liable for any special, consequential, incidental, resultant, indirect, punitive or exemplary damages (including, without limitation, loss of use, loss of profit or loss of revenue in connection with the Engines). Nothing herein shall affect any guarantees, or warranties provided by CFM under any agreements signed concurrently herewith.

***	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 19 – GENERAL PROVISIONS

19.1	Assignment. The assignment of all or any portion of this Agreement or any purchase order or any right or obligation hereunder, by either party, without the prior written consent of the other party, shall be void; except that Customer’s consent shall not be required for the substitution of an affiliated company of GE, only if such company has a similar technical capability and industry reputation to perform the Services hereunder, in place of GE as the contracting party and/or the recipient of payments pertaining to all or any portion of this Agreement or any purchase order in connection with this Agreement. In the event of any such substitution, Customer shall be so advised in writing.

19.2	Governing Law, Waiver of Immunity. The Agreement shall be interpreted and applied in accordance with the substantive laws of the State of New York, without giving effect to its conflict of law provisions, rules or procedures (except to the extent that the validity, perfection, or creation of any lien or security interest hereunder and the exercise of rights or remedies with respect of such lien or security interest for a particular item of Equipment are governed by the laws of a jurisdiction other than New York). With respect to any party who is incorporated or based outside the United States, to the extent that such party or any of its property becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise from any legal action, suit, or proceeding of any nature, such party hereby irrevocably waives the application of such immunity and particularly, the U.S. Foreign Sovereign Immunities Act, 28 U.S.C. 1602, et. seq. insofar as such immunity relates to Customer’s rights and obligations in connection with this Agreement.

19.3	Savings Clause. If any portion of this Agreement shall be determined to be a violation of or contrary to any controlling law, rule or regulation issued by a court of competent jurisdiction, then that portion shall be unenforceable and deleted from this Agreement. However, the balance of this Agreement shall remain in full force and effect.

19.4	Beneficiaries. Except as herein expressly provided to the contrary, the provisions of the document are for the benefit of the parties hereto and not for the benefit of any third party.

19.5	Controlling Language. The English language shall be used in the interpretation and performance of this Agreement. All correspondence and documentation arising out of or connected with this Agreement and any related purchase order(s), including but not limited to Engine records and Engine logs shall be in the English language.

19.6	Non-Waiver of Rights and Remedies. Any failure or delay in the exercise of rights or remedies hereunder shall not operate to waive or impair such rights or remedies. Any waiver given shall not be construed to require future or further waivers.

19.7	Titles/Subtitles. The titles and subtitles given to the sections of the Agreement are for convenience only and shall not in any manner be deemed to limit or restrict the context of the article or section to which they relate. The words “herein”, “hereof”, “hereunder”, “herewith”, and similar terms are not to be deemed restrictive and refer to the entire Agreement, including all Exhibits.

19.8	Currency Judgment. This is an international transaction in which the specification of United States Dollars is of the essence. No payments required to be made under this Agreement shall be discharged by payments in any currency other than United States Dollars, whether pursuant to a judgment, arbitration award, or otherwise.

19.9	No Agency Fees. Customer represents and warrants that no officer, employee, representative, or agent of Customer has been or will be paid a fee or otherwise has received or will receive any personal compensation or consideration by or from GE in connection with the obtaining, arranging or negotiation of this Agreement or other documents entered into or executed in connection herewith.

19.10	On-Site Representative. Subject to the following conditions, GE agrees to permit one Designated Representative, from time to time during the term of this Agreement, to enter onto its premises at the Designated Repair Station for the purpose of effecting the Services on Engines. GE shall furnish such Designated Representative the use of a non-exclusive work space, including the use of a local telephone line and parking accommodations. Costs incurred by such Designated Representative, including without limitation, long distance telephone charges, fax, or computer charges, shall be the responsibility of Customer, and if charged to GE in the first instance, shall be invoiced to Customer.

19.11	No Agency. Nothing in this Agreement shall be interpreted or construed to create a partnership, agency, or joint venture between GE and Customer.

19.12	Entire Agreement. This Agreement, together with Exhibits A through F, as well as other agreements executed concurrently by the parties with this Agreement contains and constitutes the entire understanding and agreement between the parties hereto respecting the subject matter hereof, and supersedes and cancels all previous negotiations, agreements, commitments, and writings in connection herewith. This Agreement may not be released, discharged, abandoned, supplemented, changed, modified or waived, in whole or in part, in any manner, orally or otherwise, except by a writing of concurrent or subsequent date signed and delivered by a duly authorized officer or representative of each of the parties hereto making specific reference to this Agreement and the provisions hereof being released, discharged, abandoned, supplemented, changed, modified or waived.

19.13	Counterparts. This Agreement may be executed in one or more counterparts, all of which counterparts shall be treated as the same binding agreement, which shall be effective as of the date set forth on the first page hereof, upon execution and delivery by each party hereto to the other party of one or more such counterparts.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officer or representatives who represent to each other and both parties that each is employed in the capacity indicated below and has the unequivocal authority to execute and deliver this Agreement, which shall be effective as of the date first above written.

GE Engine Services, Inc.	AirTran Airways

By: /s/ Daniel C. Heintzelman	By: /s/ Guy Borowski

Printed Name: Daniel C. Heintzelman	Printed Name: Guy Borowski

Title: President, GEES	Title: V.P. M&E

Date: August 13, 2003	Date: August 13, 2003

EXHIBIT A

PRICING

1	MCPH Pricing. The Base Year for all prices specified in this Agreement is ***All Base Prices(s) are stated in United States Dollars per EFH.

1.1	MCPH Rates. MCPH Rates are applicable on all EFH commencing with acceptance of aircraft by Customer (or commencing the month following a thrust upgrade, if applicable) and are as follows:

***

1.2	MCPH Parameters. The MCPH Rate is predicated on the parameters set forth below:

1.2.1	A fleet consisting of *** Boeing 737-700 and 737-800 aircraft, powered by CFM56-7 Engines, identified by serial number, operated by Customer.

1.2.2	***

1.2.3	***

1.2.4	***

1.2.5	Line Maintenance performed by Customer or its contractors.

1.2.6	Spare Engine quantity as set forth in Exhibit C.

1.2.7	***

1.2.8	The ambient temperature is *** degrees Fahrenheit. The city pairs identified in Section 1.2.9 below were used in the determination of this ambient temperature.

1.2.9	City pairs used in the ambient temperature calculations:

***

Should GE determine that Customer has deviated from the parameters specified above, the MCPH Pricing per EFH shall be adjusted as agreed by the parties to reflect the actual increase or decrease in cost to GE to perform its obligations hereunder. Customer shall provide information, in a mutually agreed upon format, regarding the above parameters. Such information shall be provided to GE monthly. For the avoidance of doubt, in order to quantify the effect of changes in Flight Hour to Cycle Ratio and Derate percentage only, Exhibit D is provided for use in such adjustments in the MCPH Pricing per EFH. GE agrees to amend this Agreement, at Customer’s request, to include a modified Exhibit D, MCPH Pricing Sensitivity Matrix, that more closely reflects the expected operational flight leg of the CFM56-7B24 and CFM56-7B26 engines, hereafter owned or leased and operated by Customer, using the same methodology as contained herein.

***	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.3	Addition or Removal of Engines from the Agreement

1.3.1	Addition of Engines to the Agreement shall be subject to the following provisions.

1.3.1.1	At Customers request and GE’s mutual agreement, new Engines shall be added to this Agreement if acquired by Customer. Such Engine(s) shall enter the MCPH Program for the full Initial Term of this Agreement or for an adjusted term at an adjusted, mutually agreed MCPH Rate.

1.3.1.2	Used Engines may be added to this Agreement by mutual written agreement of the Parties. Upon such mutual agreement, a used Engine will be covered by the MCPH Program as follows:

a.	Customer shall provide Engine serial number, aircraft identification (including previous owner), TSN, TSLV, CSN, CSLV and thrust rating to be used for the added Engine(s). Customer shall provide available additional information as required.

b.	For an Engine that has not undergone an Engine shop visit, GE shall review all of the available Engine data, including, but not limited to time in cycles and flight hours since new, take-off derate data, and age in years from original delivery from the OEM, to calculate an overall hour / cycle ratio and take-off derate information for that Engine. Should Customer be unable to furnish the take-off derate information, and GE does not otherwise have such data available to it, GE shall assume the take-off derate to be ***%. The resulting hour/cycle ratio and take-off derate information shall be plotted against the severity table identified in Exhibit D of this Agreement for the determination of the equivalent severity adjustment factor for the Engine to be included in the MCPH Program, multiplied by the Current MCPH Rate for those hours incurred prior to the addition of the Engine into the MCPH program. The resulting amount shall be accrued for future payment by Customer to GE for such Engines’ MCPH Shop Visits, which shall be included in the EFH calculation required by Section 1.1 of Exhibit A, above. At the time of Engine’s acceptance into the MCPH program, Customer shall commence paying the Monthly Collection Rate and FOD Rate should Customer select optional FOD Coverage as contained within 10.1, above.

c.	For an Engine that has undergone an Engine shop visit, such Engine will, if reasonably determined by GE, be required to undergo a Qualifying Shop Visit, which will be priced on a Supplemental Work basis. GE in exercising its determination described above, shall take into account available Engine data, by way of example, the number of flight hours and cycles of such Engine since last Engine shop visit, the nature and extent of the maintenance, repair and overhaul Services provided at the last Engine shop visit, including but not limited to, Engine hardware configuration and number of repairs performed, the reputation of the third party who performed the Engine shop visit, an inspection of the Engine, which may include an Engine borescope, and full review of all available technical records

***	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

and data concerning the Engine. At the time of Engine’s acceptance into the MCPH program, Customer shall commence paying the applicable Monthly Collection Rate and FOD Rate should Customer select optional FOD Coverage.

d.	Following the addition of an Engine to this MCPH program, GE shall evaluate such Engine’s addition to the Current MCPH Rate and adjust such rate if necessary, providing written notice to Customer of such MCPH Rate adjustment when determined by GE. Customer shall facilitate such determination by submitting to GE, upon GE’s request, any information requested by GE in order to facilitate GE’s determination.

1.3.2	Removal of Engines from the Agreement shall be subject to the following provisions.

1.3.2.1	Subject to the conditions 1. and 2. immediately below, Customer may remove Engines from this Agreement only for the following reasons:

a.	Bona fide sale or other bona fide transfer to an unaffiliated third party and in which Customer ceases to operate the Engine;

b.	Removal from Service; or

c.	The Engine is reasonably determined to be BER.

Conditions:

1.	Customer must give advance written notice of such removals to GE; and

2.	Customer shall not remove more than a cumulative total of *** of the highest number of Engines covered under this Agreement at any point in time during the term of this Agreement. Removal of more than *** shall be deemed a material breach of this Agreement.

1.3.2.2	In the event that Customer desires to remove Engines which exceed the *** threshold or which do not fall into categories a.-c. above, Customer shall obtain GE’s prior written consent for such removals.

1.3.2.3	In all cases of Engine removal, GE and Customer must mutually agree on which Engine shall be removed, unless Customer’s Lessor dictates a particular removal. Any Engine removal shall be subject to the reconciliation provisions of Section 1.3.2.4 or 1.3.2.5. GE shall evaluate the effect of any Engine’s removal on the applicable MCPH Rate, adjusted and escalated in accordance with Exhibit A, and adjust the MCPH Rate per mutual agreement of Customer, which agreement shall not be unreasonably withheld. Customer shall begin paying the MCPH Rate, as adjusted for such removal, for all EFH incurred on and after the date of such removal. However, if there are other specific terms herein providing for liquidated damages or amounts owed to GE upon Engine removal or termination of this Agreement shall also apply.

1.3.2.4	***

1.3.2.5	***

***	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.3.2.6	Following the removal of an Engine from this Agreement, GE shall evaluate the effect of such removal on the Current MCPH Rate and revenue expectations and equitably adjust the MCPH Rate, providing written notice to Customer of such MCPH Rate adjustment. Customer shall facilitate such determination by submitting to GE, upon GE’s request, any information requested by GE.

1.3.2.7	Termination; Reconciliation of MCPH Payments. In the event of termination of this Agreement for any reason other than GE’s default, the terms of the reconciliation of MCPH payments under the removal of Engines provisions of this Exhibit A, above, shall apply, in addition to any other remedy allowable under this Agreement.

1.3.3	If Customer selects GE to perform the work solely to meet the return conditions of Customer’s lease from a third party, then Customer will pay GE for any Service required to meet lease return conditions for an Engine removed from the Agreement on a Supplemental Work basis.

1.4	Economic Price Adjustment. The Base Prices shall be adjusted for fluctuation of the economy as described below.

***

2.	Supplemental Work Price. Supplemental Work shall be charged as follows:

2.1	Labor

2.1.1	Direct Labor (on-site):

2.1.1.1	Fixed Rate Pricing: Direct labor shall be charged at the pricing set forth in Schedule 1.

2.1.1.2	Other Pricing: For all Services not specified in Schedule 1, direct labor shall be charged on a time and material basis as follows:

***

Direct Labor Rate:

2.2	Parts and Material

2.2.1	GE Furnished Parts and Materials. GE furnished parts and material shall be charged as follows ***:

***

2.2.2	***

***	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.3	GE Furnished Rotable Parts

2.3.1	When Customer’s part is removed from the Engine during repair and replaced with a corresponding Rotable Part, Customer shall pay a fee ***. If the removed part is a LLP with greater than *** percent (***%) of the then-current Approved Aviation Authority approved life limits remaining, the provisions of Section 2.3.3 of this Exhibit A, will apply.

2.3.2	If Customer’s removed part is Scrapped after a Rotable Part has been installed in the Engine, the fee for such removed part specified in Clause 2.3.1 of this Exhibit A above will be canceled and the replacement part will be charged to Customer in accordance with Sections 2.2 of this Exhibit A.

2.3.3	Life Cycle Adjustment. ***

2.4	***

2.5	Engine Test

***

2.6	Component Repair. Part repairs shall be charged in accordance with the then-current applicable component repair directory ***, or if there is no applicable component repair directory, then in accordance with Sections 2.1 through 2.4, of this Exhibit A.

2.7	Annual Adjustment

2.7.1	Labor rates, Material Fees, Test Cell Fees. Labor rates, and test cell fees shown herein are valid through ***. At that time, and each January 1st thereafter, hourly labor charges, fixed labor charges, and test cell charges shall be adjusted by an amount equal to the actual percentage changes in the average of the ***.

2.7.2	Material Caps. Charges for material caps shown herein are valid through ***. At that time, and each January 1st thereafter, GE reserves the right to increase such charges by an amount which is proportionate to any increase to the manufacturer’s parts price book increase. Such increase shall be effective as to Services performed on or after the relevant change date.

2.8	Base Year. Unless otherwise stated herein, all prices set forth in this Exhibit A are stated in 2003 United States Dollars.

2.9	***

***	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 1

to

EXHIBIT A

CFM567B FIXED PRICE LABOR SCHEDULE

***

***	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 2

to

EXHIBIT A

CFM56-7 BENCH STOCK

***

***	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT B

Exhibit B – GE Repair Stations

***

***	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT C

ENGINE SERIAL NUMBERS, AIRCRAFT DELIVERY SCHEDULE AND MINIMUM SPARE  ENGINE REQUIREMENTS

Aircraft and Engine Delivery Schedule

Firm Deliveries				Option Deliveries
Date	Qty of Engines	Date	Qty of Engines	Date	Qty of Engines	Date	Qty of Engines

July-04	2	August-06	2	TBD	2	TBD	2
August-04	2	September-06	2	TBD	2	TBD	2
September-04	2	October-06	2	TBD	2	TBD	2
October-04	2	November-06	2	TBD	2	TBD	2
November-04	2	December-06	2	TBD	2	TBD	2
December-04	2	January-07	2	TBD	2	TBD	2
January-05	2	February-07	2	TBD	2	TBD	2
February-05	2	March-07	2	TBD	2	TBD	2
March-05	2	April-07	2	TBD	2	TBD	2
April-05	2	May-07	2	TBD	2	TBD	2
May-05	2	June-07	2	TBD	2	TBD	2
June-05	2	July-07	2	TBD	2	TBD	2
July-05	2	August-07	2	TBD	2	TBD	2
August-05	2	September-07	2	TBD	2	TBD	2
September-05	2	October-07	2	TBD	2	TBD	2
October-05	2	November-07	2	TBD	2	TBD	2
November-05	2	December-07	2	TBD	2	TBD	2
December-05	2	January-08	2	TBD	2	TBD	2
January-06	2	February-08	2	TBD	2	TBD	2
February-06	2	March-08	2	TBD	2	TBD	2
March-06	2	April-08	2	TBD	2	TBD	2
April-06	2	May-08	2	TBD	2	TBD	2
May-06	2	June-08	2	TBD	2	TBD	2
June-06	2	July-08	2	TBD	2	TBD	2
July-06	2	August-08	2	TBD	2	TBD	2

Engine Serial Numbers

TBD

Minimum Spare Engine Requirements

Customer is required to maintain a minimum spare engine level as outlined in the General Terms Agreement among Customer and CFM, an Affiliate of GE.

EXHIBIT D

MCPH PRICING SENSITIVITY MATRIX

***

***	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT E

WARRANTY ASSIGNMENT LETTER

(Customer Letterhead)

(Date)

(Name and Address of Original Engine Manufacturer)

Attn:

Re: Assignment of Third Party Warranty

Dear (Sir/Madam):

(Customer) and the (Original Engine Manufacturer) entered into Agreement Number          dated                 , 19    , wherein (Customer) agreed to purchase a specified number of              aircraft engines and (Original Engine Manufacturer) agreed to provide certain warranties and guarantees with regard to said engines to (Customer). This Assignment shall be terminated immediately upon termination of such agreement.

(Customer) and [GE Name] have now entered into a separate Engine Maintenance Agreement Number GE-9_-         dated                  19    , (“Maintenance Agreement”) for the maintenance, repair and overhaul of said engines. The Agreement specifies that (Customer) shall, during the term of the Agreement, assign to [GE Name] the benefit of all of Customers assignable rights to the (Original Engine Manufacturer) warranties and guarantees applicable to the Services to be performed regarding the Engines covered by the Maintenance Agreement.

This Letter is intended to serve as official notification to (Original Engine Manufacturer) of its intent to so assign the applicable warranties and guarantees under the engine purchase agreement and to [GE Name] of (Customer)’s fulfillment of this obligation under the Maintenance Agreement.

(Original Engine Manufacturer), please indicate your concurrence with said assignment by signing in the space provided below and returning a copy of this letter to the undersigned.

(Signature Block)

EXHIBIT F

LINE REPLACEABLE UNITS

***

***	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.